EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Barrett Business Services, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify, pursuant to 18 U.S.C. § 1350, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William W. Sherertz	/s/ Michael D. Mulholland
William W. Sherertz Chief Executive Officer November 14, 2006	Michael D. Mulholland Chief Financial Officer November 14, 2006